Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Equity Plan for Non-Employee Directors of our report dated January 30, 1996, with respect to the 1994 and 1995 consolidated financial statements and schedule of HON INDUSTRIES Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 28, 1996, filed with the Securities and Exchange Commission.


Chicago, Illinois
May 14, 1997


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

































                                                            Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 30, 1997, included in the HON INDUSTRIES Inc. and Subsidiaries Annual Report on Form 10-K for the year ended December 28, 1996, and to all references to our Firm included in this registration statement.


Chicago, Illinois
May 14, 1997


                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

































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